As filed with the U.S. Securities and Exchange Commission on December 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

SEACOAST BANKING CORPORATION OF FLORIDA (Exact name of registrant as specified in its charter)

Florida	59-2260678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________

Charles M. Shaffer
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________
Copies to:
Randolph A. Moore III
Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 881-7794
_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Dividend Reinvestment and Stock Purchase Plan
500,000 Shares of Common Stock, $0.10 par value per share
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We are pleased to offer you the opportunity to participate in the Seacoast Banking Corporation of Florida Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides our shareholders and prospective shareholders with an easy and inexpensive way to invest in our common stock and to reinvest all or part of their cash dividends in additional shares of our common stock. The Plan holds shares of our common stock, which is listed on the NASDAQ Global Select Market and trades on the exchange under the symbol “SBCF.” On December 29, 2025, the closing price of our common stock was $31.90 per share.
Key features of the Plan allow you to:
☐    enroll in the Plan for free;
☐    buy shares through the Plan without brokerage fees or commissions;
☐    build your ownership over time;
☐    automatically and fully reinvest any cash dividends in whole and fractional shares;
☐    automatically purchase additional shares through optional monthly cash investments with transfers from your bank account of as little as $50 per month and achieve the benefits of dollar cost averaging over time;
☐    withdraw, transfer or sell your shares easily;
☐    own and transfer your shares without holding or delivering paper stock certificates (you may obtain a certificate for your shares at any time); and
☐    enroll in the Plan and access your account, and change your investment elections at any time over the Internet.
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Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in shares of our common stock.
None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Any securities offered by this prospectus and any accompanying prospectus supplement will not be savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.
_______________________________

The date of this prospectus is December 30, 2025.

TABLE OF CONTENTS
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ABOUT THIS PROSPECTUS
If you own shares of our common stock now, or if you decide to buy shares in the future, please keep this prospectus with your permanent investment records, since it contains important information about our Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC” or the “Commission”). From time to time, we may provide a supplement to this prospectus that contains specific information about our common stock or the Plan. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to our common stock or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
Unless the context requires otherwise, references to “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.
We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, the registration statement, including the exhibits and schedules to the registration statement, as well as the documents incorporated herein by reference, are available to the public over the Internet at the SEC’s website at www.sec.gov.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.seacoastbanking.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information furnished and not “filed”):

•Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), filed on February 25, 2025, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2025, and incorporated by reference into Part III of our Annual Report on Form 10-K;

•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 7, 2025, for the quarter ended June 30, 2025, filed on August 8, 2025 and for the quarter ended September 30, 2025, filed on November 5, 2025;

•Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 28, 2025, March 5, 2025, May 15, 2025, May 22, 2025, May 29, 2025, July 11, 2025, September 5, 2025, and October 6, 2025 (in each case, except to the extent “furnished” but not filed); and

•The description of our capital stock registered with the SEC pursuant to Section 12 of the Exchange Act included in Exhibit 4.1 to the 2024 Form 10-K, including any amendment or report filed for the purpose of updating such description, including the prospectus constituting part of our Registration Statement on Form S-4 (File No. 333-288902) filed on August 18, 2025, under the heading “DESCRIPTION OF SEACOAST CAPITAL STOCK”.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Seacoast Banking Corporation of Florida
815 Colorado Avenue
P.O. Box 9012
Stuart, Florida 34994
Telephone: (772) 287-4000
Facsimile: (772) 288-6012
Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made or incorporated by reference in this prospectus which are not statements of historical fact are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) to be materially different from those set forth in the forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending, supply chain issues, and adverse impacts to credit quality), slowdowns in economic growth or recession, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing;
•potential impacts of adverse developments in the banking industry and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company’s ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding;
•use of proceeds from any sale of securities by us;
•governmental monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation;
•changes in accounting policies, rules and practices;
•the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities;
•interest rate risks (including the impact of changes in interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve;
•changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation;
•changes in borrower credit risks and payment behaviors, including the ability for borrowers under deferred payment programs to return to making full payments; changes in the availability and cost of credit and capital in the financial markets;
•changes in the prices, values and sales volumes of residential and commercial real estate;
•the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry;
•Seacoast’s concentration in commercial real estate loans and in real estate collateral in Florida;
•Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit;
•Inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions;
•the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business;
•statutory and regulatory dividend restrictions;

•increases in regulatory capital requirements for banking organizations generally;

•the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies;
•changes in technology or products that may be more difficult, costly, or less effective than anticipated;
•the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence;
•fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate;
•inability of Seacoast’s risk management framework to manage risks associated with the business;
•dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms;
•reduction in or the termination of Seacoast’s ability to use the online or mobile-based platform that is critical to the Company’s business growth strategy;
•the effects of war or other conflicts, acts of terrorism, natural disasters (including hurricanes in the Company’s footprint), health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs;
•unexpected outcomes of, and the costs associated with, existing or new litigation involving the Company;
•Seacoast’s ability to maintain adequate internal controls over financial reporting;
•potential claims, damages, penalties, fines costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions;
•the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws;
•the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere;
•the failure of assumptions underlying the establishment of reserves for expected credit losses;
•any changes in deposit mix;
•unexpected operating and other costs, which may differ or change from expectations;
•the risks of customer and employee loss and business disruptions, including, without limitation, the results of difficulties in maintaining relationships with employees;
•the inability to grow the customer and employee base;
•the difficulties and risks inherent with entering new markets;
•risks related to, and the costs associated with ESG and anti-ESG matters, including the scope and pace of related rulemaking activity, disclosure requirements and potential litigation;
•a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies;
•the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results;

•the risks relating to bank acquisitions, including, without limitation: the diversion of management's time on issues related to the integration; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following acquisitions being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets; and
•other factors and risks described under “Risk Factors” herein and in any of our subsequent reports filed with the SEC and available on its website at www.sec.gov.

All written or oral forward-looking statements that are made by us or are attributable to us are expressly qualified in their entirety by this cautionary notice. We assume no obligation to update, revise or correct any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
SEACOAST BANKING CORPORATION OF FLORIDA
Seacoast is a bank holding company, incorporated in Florida in 1983, and registered under the Bank Holding Company Act of 1956, as amended. Our principal subsidiary is Seacoast National Bank, a national banking association. Seacoast National Bank commenced its operations in 1933 and operated as “First National Bank & Trust Company of the Treasure Coast” prior to 2006 when it changed its name to Seacoast National Bank.
We are one of the largest community banks headquartered in Florida, with approximately $16.7 billion in assets and $13.1 billion in deposits as of September 30, 2025. The acquisition of Villages Bancorporation, Inc. on October 1, 2025, added approximately $4.1 billion in assets and $3.4 billion in deposits. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers through its network of full-service branches across Florida, and through advanced mobile and online banking solutions.
Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000. Our website is located at www.seacoastbanking.com. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.
RISK FACTORS
An investment in our securities involves significant risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the 2024 Form 10-K and our quarterly reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference herein, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.
USE OF PROCEEDS
We intend to use any net proceeds that we receive from our sale of the newly issued securities offered by this prospectus for general corporate purposes. We will not receive any proceeds from shares of our common stock purchased in the open market. We have no basis for estimating either the number of shares that will be sold through the Plan or the prices at which such shares will be sold.

THE PLAN
What is the Purpose of the Plan?
The Plan provides our existing shareholders and new investors with a convenient and economical means of purchasing shares of our common stock and investing all or a portion of any cash dividends in additional shares, all without payment of brokerage commissions, service charges or other fees. In addition, the Plan can provide us with a means of raising additional capital for general corporate purposes through the sale of common stock under the Plan.
Who Can Join?
The Plan presently is open to United States residents only. If you are a United States resident, you may participate in the Plan in one of the following ways:
☐    Current Seacoast Shareholders of Record. If you have at least one share of our common stock registered in your name, you are eligible to join the Plan. If you hold shares through a bank or broker (that is, in “street name”), then you may become eligible to join the Plan by asking the bank or broker to have at least one share registered in your name. You must keep at least one share in your Plan account to maintain your eligibility.
☐    Other Investors may make an Initial Cash Investment of at Least $1,000. If you are not a shareholder of record of Seacoast, you can become eligible to participate in the Plan by initially investing at least $1,000 into the Plan, and you can invest up to a maximum of $250,000 annually. Your initial investment will be used to purchase shares of our common stock for your Plan account.
How Do I Enroll?
☐    Current Shareholders of Record. If you are the holder of record of at least one share of our common stock, then you may enroll in the Plan by completing the enrollment form that accompanies this prospectus and returning it to the Plan administrator, Continental Stock Transfer & Trust Company. If you own shares but they are held in street name, then you may become an owner of record by asking to have your shares registered in your name. At least one of your shares needs to be transferred into your name as the record owner before you become eligible to participate in the Plan. Once you have at least one share registered in your name, you may enroll in the Plan by completing the enrollment form and returning it to the Plan administrator. After you enroll, all of your shares that are registered in the exact same name as on the transaction form and held by you as the record owner, whether you acquired them before or after you joined the Plan, will automatically be treated as Plan shares. Shares held by your broker or bank may not participate in the Plan or be entitled to reinvest dividends under the Plan. The Plan administrator must receive your transaction form at least five days prior to the dividend record date for your cash dividends for that quarter to be reinvested.
☐    Persons Who Are Not Shareholders. If you are not a shareholder, then you may enroll in the Plan by filling out the enrollment form that accompanies this prospectus and returning it to the Plan administrator, Continental Stock Transfer & Trust Company, together with a check for at least $1,000 (up to a maximum annual investment of $250,000) payable to “Continental Stock Transfer & Trust Company.”
Can Our Officers or Directors Participate In the Plan?
Seacoast’s officers and directors may participate in the Plan. However, optional cash investments and purchases of our shares of common stock with reinvested dividends by our directors and officers must be made in compliance with our company policies as well as all applicable laws and regulations.
Will Cash Dividends Be Paid While the Plan is in Effect?
Our board of directors has the discretion to declare and pay cash dividends from time to time, subject to statutory and regulatory requirements, our capital adequacy, earnings, liquidity and other factors. The Company has paid quarterly dividends since the second quarter of 2021. Whether the Company continues to pay quarterly dividends and the amount of any such dividends will be at the discretion of our board of directors and will depend on our earnings, financial condition, results of operations, business prospects, capital requirements, regulatory restrictions, and other factors that our board of directors may deem relevant. The amount and timing of dividends is at our discretion and may be changed, or the payment of dividends terminated, at any time without notice. Under the Plan, all cash dividends paid on shares held in the Plan will be automatically reinvested to purchase additional shares.

How Do I Make Optional Cash Investments Through the Plan?
☐    Additional Investments. Once you are enrolled in the Plan, you can make additional cash investments at any time with as little as $50, subject to a maximum aggregate annual investment of $250,000, either by check or by automatic deduction from your bank account. Participants that would like to make on-going purchases will have their purchases scheduled on a monthly basis.
•Payment by Check. If you wish to make additional investments by check, then you may forward a check made payable to “Continental Stock Transfer & Trust Company,” as Plan administrator, together with a completed transaction form.
•Payment by Direct Draft or Debit Transaction. If you wish to begin having funds automatically withdrawn from your bank account on a monthly basis to purchase additional shares of our common stock under the optional cash investment feature of the Plan, please indicate on the transaction form, or any subsequent transaction form, as applicable, the bank deposit account that you wish to periodically debit and from which you wish the funds to be paid, and the amount of cash investment to be made each month. Please include a voided check for the account as well. Once you have submitted the proper form and indicated the automatic monthly deduction amounts, funds will be drawn from your designated bank account on or about the 22nd day of each month, and will be invested in additional shares of our common stock under the terms of the Plan.
•Changes to Your Preferences. You may change your optional cash investment preferences, change the amount drawn from your bank account each month or the bank account from which your funds are to be drawn by completing and sending a transaction form to the Plan administrator.
☐    Maximum Annual Investment. The most that you can invest (not including dividends on shares in the Plan) through the Plan in any calendar year is $250,000.
☐    Returned Checks / Failed Transfers. The Plan administrator will process only those purchases for which it has received good and collected funds. If your check is returned or an automatic withdrawal cannot be processed due to insufficient funds or otherwise, the Plan administrator will not process your request until it receives good and collected funds covering your purchase and any applicable service fee or transaction fee incurred in connection with the insufficient funds.
How Can I Change Automatic Investments?
If you wish to change or stop automatic monthly investments, you should send a completed transaction form to the Plan administrator changing or terminating your automatic investments. However, the Plan administrator must receive your transaction report on or before the fifth business day preceding the Plan’s scheduled purchase date in which your next scheduled automatic investment will occur to avoid having those funds withdrawn from your bank account.
How Do I Purchase Shares Through the Plan?
☐    Dividends on All Shares in the Plan are Reinvested. All cash dividends paid on shares held in the Plan, less any applicable withholding taxes, will be automatically reinvested to purchase additional shares. The Plan does not permit partial reinvestment, and therefore you cannot direct the reinvestment of cash dividends on fewer than all of your shares in the Plan.
☐    Delivery of Funds. We will deliver the cash dividends to the Plan administrator on the dividend payment date for each quarter for which we pay a dividend. Funds automatically drawn from your bank account will be delivered to the Plan administrator for optional cash investments five business days preceding the Plan’s scheduled purchase date, regardless of whether we declare and pay a dividend during the quarter in which a particular month falls.
☐    Method of Purchase. The Plan administrator will, at our election, purchase shares from us, or purchase shares through the “open market” on the NASDAQ Global Select Market, in the open market or in negotiated transactions with persons not affiliated with us or any of our subsidiaries, or any combination of these sources. All purchases will be made through the Plan administrator, which serves as an independent agent for the Plan. Dividends may be combined with pending optional cash investments, and purchases may be executed on a combined basis.
☐    Timing of Purchases. The Plan administrator will make reasonable efforts to reinvest the cash dividends and invest all optional cash investments promptly after receipt of funds, normally once each month, and in no event later than 30 days after such receipt. In rare instances, purchases may be delayed to meet regulatory or emergency suspensions of trading or other events affecting the receipt and execution of orders by brokers or markets. You will not receive any interest on any cash dividends or optional cash investments pending their investment.

    You will not be able to instruct the Plan administrator to purchase shares at a specific time or at a specific price. The Plan administrator must receive funds at least five business days prior to the Plan’s scheduled purchase date for the current month to ensure shares are purchased for the current month.
☐    Purchase Prices. If the Plan administrator purchases shares of our common stock in the open market or in negotiated transactions, then the price at which shares will be deemed to have been purchased for you will be the weighted average price actually paid at that time to purchase shares under the Plan. The Plan administrator, in accordance with the provisions of the Plan, is responsible for determining the timing and pricing of shares to be purchased other than from us. If the Plan administrator purchases shares of our common stock directly from us (whether from our treasury account or newly issued shares), your purchase price will be the average of the NASDAQ Global Select Market high and low prices for the shares on the purchase date. If no actual trades have occurred on this day, then the price will be the average of the bid and ask (or high and low) prices on the last day on which an actual trade occurred. In all cases, the number of shares credited to your account will depend upon the amount of the cash dividend, and the amount of your optional cash investment, if any, and the purchase price of the shares. Fractional shares will be credited to your account, computed up to four decimal places.
    Filling a purchase order may require multiple trades and may take multiple trading days to complete.
    The price per share of our common stock paid or received by the Plan administrator may be more or less than the price per share at the time you request a purchase or sale. You may not be able to cancel instructions given to the Plan administrator, except as described in this prospectus.
☐    Book-Entry Ownership. All shares purchased through the Plan will be held in book-entry form in your account on the Plan administrator’s records. Ownership in book-entry form means that, while you will have full beneficial ownership of your Plan shares, you will not receive a paper stock certificate. Book-entry ownership eliminates the risk and expense of replacing lost or stolen certificates, assures that your shares are always available should you need to deliver them for transfer, and avoids your costs in maintaining a safe deposit box or other place to store your certificates. However, if you prefer to hold your Plan shares in certificated form, then you may receive certificates by sending a written request (including via email) to the Plan administrator.
How Many Shares will be Purchased for My Plan Account?
The number of shares that will be purchased and credited to your Plan account depends on the amount of the cash dividend declared and paid, and the amount of your optional cash investment, if any, and the applicable purchase price to be paid for each share of our common stock. Your Plan account will be credited with the actual number of shares purchased, including fractional shares carried out to four decimal places.
How Do I Sell My Plan Shares?
You can sell some or all your shares in the Plan by sending a transaction form to the administrator requesting that your shares be withdrawn from the Plan. The Plan administrator will sell the shares for you, and send you the proceeds, less any applicable fees (described below).
☐    Sale Prices. The sale price per share will be the weighted average price per share of all shares sold in the market to fill a combined sale order for the Plan.
    Filling a sale order may require multiple trades and may take multiple trading days to complete.
    The price per share of our common stock paid or received by the Plan administrator may be more or less than the price per share at the time you request a sale. You may not be able to cancel instructions given to the Plan administrator, except as described in this prospectus.

How Do I Withdraw from the Plan?
☐    You can withdraw all or a portion of whole shares from your Plan account at any time by sending a transaction form to the Plan administrator requesting that your shares be withdrawn from the Plan. After receipt of your request, the appropriate number of shares will be issued in certificate form and mailed to you. Your dividend reinvestment election will continue unless you withdraw all your Plan shares, or unless you are no longer the record owner of such shares. If you withdraw all your Plan shares, your participation in the Plan will be terminated, and all dividends declared and paid, but with which the Plan administrator has yet to purchase shares, will be paid to you. The Plan administrator may close any Plan account that holds less than one share. Any fractional share in your Plan account will be sold, and a check for the sale proceeds, less applicable fees, will be mailed to your address of record.
☐    All withdrawal requests received on or after a declared dividend record date will be processed after dividend reinvestment shares have been allocated to shareholder accounts.
Can My Participation in the Plan be Terminated?
☐    We may also terminate the Plan or your participation in the Plan after written notice in advance mailed to you at the address appearing in the Plan administrator’s records. If your participation in the Plan has been terminated, you will receive certificates for whole shares held in your account and a check for the cash value, less applicable fees, of any fractional shares held in your account.
Can I Change the Name on My Plan Account, or Give or Transfer My Shares in the Plan to Other People?
☐    You may change the name on your Plan account, transfer shares, or gift shares in your Plan account at any time by completing the appropriate section of the transaction form that accompanies this prospectus, and mailing it to the Plan administrator. Transfers may be made in book-entry or certificated form.
☐    You can withdraw all or a portion of the shares from your Plan account at any time by sending a transaction form to the Plan administrator requesting that your shares be withdrawn from the Plan. After receipt of your request, the appropriate number of shares will be withdrawn from book-entry form (unless you have made a written request (including via email) to receive such shares in certificate form, in which case such certificates will be mailed to your address of record). Your dividend participation option will remain the same unless you withdraw all of your Plan shares.
☐    If you withdraw all of your whole and fractional Plan shares, your participation in the Plan will be terminated and any future dividends will be paid by check or direct deposit to your bank account and will not be reinvested. At its discretion, the Plan administrator also may close any Plan account that contains less than one share of Company common stock. Any fractional share in your Plan account will be sold, and a check for the sale proceeds less applicable fees will be mailed to your address of record.
Can I Pledge My Plan Shares?
You may not pledge or assign book-entry shares held in your Plan account. Unless you first remove your shares from the Plan and request physical stock certificates for the shares, you will not be able to pledge or hypothecate any shares held in your Plan account. No attempted pledge or hypothecation will be effective because your Plan shares are held by the independent agent in “nominee name” and in book-entry form for your benefit.
Can the Plan Safekeep My Share Certificates?
If you hold certificates representing shares, whether or not they were acquired through the Plan, you can deposit them in the Plan for dividend reinvestment and safekeeping. The administrator will reflect the shares represented by those certificates in book-entry form in your Plan account. To deposit certificates into the Plan for safekeeping, send them via registered mail to the Plan administrator, Continental Stock Transfer & Trust Company, at the address set forth under the section “How Do I Obtain Additional Information? How Do I Contact the Administrator?” A completed and signed transaction form must accompany your certificates, which should not be endorsed. You are responsible for delivery of such shares, and any certificates that you mail to us should be insured against loss or theft.
How Do I Obtain Certificates for My Shares in the Plan?
You can obtain certificates for any or all of the whole shares held in your Plan account in book-entry form at any time for free. To obtain certificates, you must submit a transaction form to the Plan administrator. Please allow 30 days for the administrator to process your request.

Will I Have to Pay any Fees to Participate in the Plan?
☐    There is no fee to enroll in the Plan.
☐    You will not be charged any fees or commissions when you reinvest your dividends, purchase or transfer your shares under the Plan, deposit shares in the Plan for safekeeping or obtain certificates for shares held in book-entry form.
☐    If your check is returned due to non-sufficient funds or otherwise, you will be charged a service fee of $25.00. Of course, until the administrator receives good funds, it will be unable to complete the transaction that you requested.
☐    Upon the termination of your participation in the Plan through a sale of your shares, you will incur a fee of $10.00. This fee is a termination fee for the sale and does not include any broker’s or other fees that you may have to pay.
☐    We may change the Plan’s fees and charges at any time upon 30 days’ notice.
When will I Receive Plan Statements and Forms?
Each time that you reinvest dividends or purchase shares through the Plan, you will receive a statement confirming your transaction. Each statement will also include a blank transaction form that will help you make additional investments or withdrawals. Each statement that you receive will be cumulative for the then current year, and the last statement that you receive in a given year will serve as your annual statement of Plan activities.
What Are the U.S. Federal Income Tax Consequences of My Participation in the Plan?
The following is a summary of the U.S. federal income tax consequences of participation in the Plan as of the date of this prospectus. However, this summary does not reflect every situation that could result from participation in the Plan, and is not intended to apply to persons who are not U.S. residents or citizens or to certain types of investors, such as tax-exempt entities. We advise you to consult your own tax advisors for information about your specific situation.
In general, all dividends that are reinvested in the Plan are taxable to you as dividends for U.S. federal income tax purposes as if they had been paid to you in cash. In addition, any commissions or fees on purchases of shares purchased through the Plan that are paid by us on your behalf will be subject to income tax. The total amount of cash dividends and other distributions will be reported to you and to the Internal Revenue Service on the appropriate tax form shortly after the end of each year.
Your tax basis in shares purchased or resulting from reinvested dividends under the Plan will be equal to the price at which such shares are credited to your Plan account, plus the amount of any commissions or fees, if any, with respect to such shares paid by us on your behalf. In order to determine the tax basis for shares in your Plan account, you should retain all account transaction statements. Tax basis information for shares acquired through the Plan will be reported in accordance with applicable law. Your holding period for shares acquired with reinvested cash dividends generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash dividends in the open market, the holding period will commence on the day after the date of purchase.
You will not recognize gain or loss for U.S. federal income tax purposes upon your transfer of shares to your Plan account, your withdrawal of whole shares from your Plan account, or your receipt of certificates for shares credited to your Plan account. However, you will generally recognize gain or loss when you sell or exchange shares received from the Plan or when we redeem a fractional share interest. Such gain or loss will equal the difference between the amount that you receive for such shares or such fractional share interest and your tax basis.
Certain U.S. participants may be required to pay an additional 3.8% Medicare tax on certain investment earnings, including dividends paid on shares and capital gains recognized on the sale of shares in Plan accounts. In addition, dividends paid on shares, and the proceeds of any sale of shares, in Plan accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then the Plan administrator must withhold the then-current backup withholding rate from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares. Any amount withheld will reduce the amount of dividends that will be reinvested on your behalf. You are responsible for timely filing any documentation required to receive a credit or refund of cash dividends that were subjected to U.S. backup withholding.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. Amounts required to be withheld are determined in accordance with applicable law, may vary among jurisdictions and may be subject to a tax treaty between the U.S. and the country in which the participant resides. Any amount withheld will reduce the amount of dividends that will be reinvested on your behalf.
Current tax law requires withholding at a rate of 30% on dividends paid on shares in Plan accounts by or through certain foreign financial institutions unless such institution enters into an agreement with the U.S. Internal Revenue Service to collect and report information with respect to interests and accounts maintained by the institution for certain U.S. persons and certain non-U.S. entities that are wholly or partially owned by U.S. persons, and to withhold on certain payments. An intergovernmental agreement between the U.S. and an applicable foreign country, or future tax regulations or other guidance, may modify these requirements. In addition, dividends paid on shares, and the proceeds of any sale of shares, in Plan accounts by non-financial foreign entities that do not qualify for certain exemptions will be subject to withholding at a rate of 30%, unless such entity certifies that it does not have “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners.”
The foregoing is intended only as a general discussion of the current U.S. federal income tax consequences of participation in the Plan, and may not be applicable to certain participants, such as tax-exempt entities. You should consult your own tax advisers regarding the foreign, U.S. federal, state and local income, estate, and other tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the Plan or the disposal of shares acquired pursuant to the Plan.
What Communications Will I Receive From You? How Do I Vote My Shares?
As a Plan participant, you will receive all communications sent to our shareholders. For any meeting of our shareholders, as long as there are shares in your Plan account on the relevant record date, you can attend and vote at the meeting. You will receive a proxy that will enable you to vote the shares held in your Plan account combined with any shares held by you in physical certificate form. By participating in the Plan, you authorize us to combine our communications to you, as a Plan participant, with all of our other mailings to you and others in your household.
How Will Stock Splits and Other Distributions Affect My Plan Shares?
If we declare a stock split or stock dividend, your Plan account will be credited automatically by book-entry with the appropriate number of additional whole and fractional shares issued with respect to both your certificates and book-entry shares participating in your Plan account. In the event that we offer any stock subscription or other rights to our shareholders, the administrator will make them available to you with respect to the certificates and book-entry shares participating in your Plan account.
If we declare a reverse stock split, a certain number of shares (depending on the applicable ratio) of our existing common stock will be combined into one share of common stock. In this situation, shares in your Plan account will also be combined in accordance with the terms of the reverse stock split.
Can the Plan be Changed?
We may suspend, modify or discontinue the Plan at any time. We will send you a written notice of any significant changes. Under no circumstances will any amendment decrease the number of shares that you own.
How is the Plan Administered?
The Plan is administered by Continental Stock Transfer & Trust Company, as the current Plan administrator. The Plan administrator keeps records, sends statements and performs other duties relating to the Plan. The Plan administrator also acts as the depositary, transfer agent, registrar and dividend disbursing agent for the shares, and purchases and sells shares as agent for the Plan. We may replace the Plan administrator, and the Plan administrator may resign, at any time, in which case we would designate a new administrator and deliver a notice to you informing you of such change.
The administrator will accept payment for initial cash investments and additional investments in United States dollars only, and does not accept checks or drafts from third parties. If you send payment to the administrator for investment in the Plan in any currency other than United States dollars, then the administrator will return such funds to you, without interest.

Who Regulates and Interprets the Plan?
We and the Plan administrator reserve the right to interpret and regulate the Plan as we may deem necessary or desirable, and in the best interests of the Plan. We have the flexibility to terminate or discontinue the Plan at any time. Any interpretations or regulation will be final. The Plan, the Plan accounts and any related documentation will be governed by and construed in accordance with the laws of the State of Florida.
How Do I Obtain Additional Information? How Do I Contact the Administrator?
For information regarding the Plan, additional forms, help with Plan transactions or answers to your questions, please contact the Plan administrator at:
Continental Stock Transfer & Trust Company
1 State Street , 30th Floor
New York, NY 10004-1561
You may call the Plan administrator at 1-800-509-5586.

Am I Protected Against Losses?
Your investment in the Plan is no different from any investment in shares of our common stock. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, or the Plan administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, or the Plan administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions and our financial results.
Plan accounts are not insured by the Securities Investor Protection Corporation or any other entity. Plan accounts and shares held by the Plan are not savings accounts or deposits and are not insured by the FDIC or any other governmental agency.
Neither we, our subsidiaries, our affiliates, nor the Plan administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.
In addition, the purchase and sale prices for shares acquired or sold through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment or optional cash purchase date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the administrator pending investment.
What Other Risks Will I Face Through My Participation in the Plan?
The following summary identifies several of the risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.
☐    There is No Price Protection for Your Shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares under the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.
☐    The Purchase Price for Shares Purchased under the Plan Will Vary. The purchase price for any shares that you purchase under the Plan will vary and cannot be predicted. You may purchase shares at a purchase price that is different from (more or less than) the price that you would pay if you acquired shares on the open market on the related dividend payment date or optional cash purchase date.
☐    We May Not Pay Dividends. We currently pay quarterly dividends. In the future, we may at any time, and from time to time, and for any reason, determine not to pay dividends. In that case, you will not receive any dividends on your shares in the Plan or otherwise.

☐    You Will Not Earn Any Interest on Your Dividends or Cash Pending Investment. No interest will be paid on dividends, cash or other funds held by the administrator pending investment or disbursement.
☐    The Market Prices for Our Common Stock Vary, and You Should Purchase Shares for Long-Term Investment Only. Although our common stock currently is traded on the NASDAQ Global Select Market, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking to make a long-term investment in our common stock.
PLAN OF DISTRIBUTION
Except to the extent that the Plan administrator purchases shares of our common stock through the “open market” on the NASDAQ Global Select Market, in the open market or in negotiated transactions with persons not affiliated with us or any of our subsidiaries, we will sell shares of our common stock directly to the Plan administrator for purchase on behalf of Plan participants. The shares, including shares acquired pursuant to completed transaction forms, may be resold in market transactions on any securities market or securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock currently is listed on the NASDAQ Global Select Market under the ticker symbol “SBCF”.
We may sell shares of our common stock through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares.
Subject to the availability of shares of our common stock registered for issuance under the Plan and subject to the restrictions on transfer set forth in our charter, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. Generally, there are no fees charged to participants in the Plan (although we may change the Plan’s fees and charges at any time upon 30 days’ notice). However, you will be charged a fee of $10.00 upon termination of your participation in the Plan through a sale of your shares, plus any broker’s or other fees you may have to pay, and fees will be charged for checks or other funds transfers that fail to clear or are returned unpaid for any reason.

EXPERTS
The consolidated financial statements of Seacoast Banking Corporation of Florida as of December 31, 2024 and 2023 and for each of the three years in the period ending December 31, 2024 and the effectiveness of Seacoast Banking Corporation of Florida’s internal control over financial reporting as of December 31, 2024 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS
The legality of the shares of our common stock offered by this prospectus has been passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

CONTACT INFORMATION

Internet:	www.seacoastbanking.com
By Telephone:	1-800-509-5586
By Mail:	General Correspondence and Overnight or Courier Delivery:
Continental Stock Transfer & Trust Company
ATTN: Compliance Department
1 State Street, 30th Floor
New York, NY 10004-1561

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		*
Listing fees and expenses		**
Blue Sky fees and expenses		**
Printing and engraving expenses*		**
Trustee, registrar and transfer agent, and depositary fees and expenses		**
Attorneys’ fees and expenses*		**
Accounting fees and expenses*		**
Miscellaneous		**

Total	$	**
__________________
* Estimated solely for purposes of this filing.

Item 15. Indemnification of Directors and Officers.
The Florida Business Corporation Act, as amended, or the “FBCA,” permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
Our Bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Exhibit

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10 Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.1.10	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 30, 2018.

4.1.11	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 23, 2023.

4.1.12	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 22, 2025.

4.2	Amended and Restated By-laws of the Corporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed October 26, 2020.

4.3	Specimen Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Form 10-K, filed March 17, 2014.

4.4
Shareholders Agreement, dated as of May 29, 2025, by and among Seacoast Banking Corporation of Florida, Jennifer Morse Parr, Tracy Morse Dadeo and Mark Morse, incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K, filed May 29, 2025.

5.1	Opinion of Alston & Bird LLP as to the legality of the securities registered hereby.

23.1	Consent of Crowe LLP.

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Enrollment Form.

99.2	Transaction Form.

99.3	Quick Guide to Seacoast Direct.

107	Filing Fee Table.

Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, as of December 30, 2025.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Charles M. Shaffer
Name: Charles M. Shaffer
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Shaffer his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Shaffer	Chairman of the Board of Directors,	December 30, 2025
Charles M. Shaffer	Chief Executive Officer
(principal executive officer)

/s/ Tracey L. Dexter	Executive Vice President and	December 30, 2025
Tracey L. Dexter	Chief Financial Officer (principal financial
and accounting officer)

/s/ Dennis J. Arczynski		December 30, 2025
Dennis J. Arczynski

/s/ Eduardo J. Arriola		December 30, 2025
Eduardo J. Arriola

/s/ Jacqueline L. Bradley	Director	December 30, 2025
Jacqueline L. Bradley

/s/ H. Gilbert Culbreth, Jr.	Director	December 30, 2025
H. Gilbert Culbreth, Jr.

/s/ Christopher E. Fogal	Director	December 30, 2025
Christopher E. Fogal

/s/ Maryann Goebel	Director	December 30, 2025
Maryann Goebel

/s/ Dennis S. Hudson, III	Director	December 30, 2025
Dennis S. Hudson, III

/s/ Robert J. Lipstein	Director	December 30, 2025
Robert J. Lipstein

/s/ Alvaro J. Monserrat	Director	December 30, 2025
Alvaro J. Monserrat

/s/ Joseph B. Shearouse, III	Director	December 30, 2025
Joseph B. Shearouse III